=========================================================================



                                    ILLINOIS POWER COMPANY


                                             TO


                              HARRIS TRUST AND SAVINGS BANK,

                                         as Trustee







                                Supplemental Indenture

                               DATED AS OF APRIL 1, 1997


                                           TO


                         General Mortgage Indenture and Deed of Trust

                               DATED AS OF NOVEMBER 1, 1992




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SUPPLEMENTAL INDENTURE dated as of April 1, 1997 (the "Supplemental
Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND
SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

     WHEREAS, the Illinois Development Finance Authority Act
(20 ILCS 3505/1 et seq.), as amended and supplemented (the "Act"), authorizes and empowers the Illinois Development Finance Authority, a political subdivision and body politic and corporate, duly organized and validly existing under and by virtue of the Constitution and laws of the State of Illinois ("IDFA") to issue bonds for the refunding of any bonds deemed necessary in connection with any purpose of IDFA; and

     WHEREAS, pursuant to and in accordance with the provisions of the Illinois Environmental Facilities Financing Act (20 ILCS 3515/1 et seq.), as amended and supplemented (the "Environmental Act"), IDFA has heretofore made a loan to the Company for the purpose of financing the acquisition, construction and installation of the Company's ownership interest in certain air and water pollution control, sewage and solid waste disposal facilities, including all machinery and other equipment required for said facilities, all located at the Company's Clinton Generating Station near Clinton, in DeWitt County, Illinois (the "Project"); and

     WHEREAS, IDFA has financed a portion of the costs of the Project as an authorized project under the Environmental Act by the issuance of three separate series of its Pollution Control Revenue Bonds (Illinois Power Company Project) Series 1986A in the aggregate principal amount of $25,000,000; Series 1986B in the aggregate principal amount of $50,000,000, and Series 1986C in the aggregate principal amount of $75,000,000 (all of which are currently outstanding) (the "Prior Bonds") and by loaning the proceeds therefrom to the Company; and

     WHEREAS, IDFA now intends to issue its Adjustable Rate Pollution Control Revenue Refunding Bonds in the aggregate principal amount of $150,000,000 in three separate series consisting of (i) $70,000,000 aggregate principal amount Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series A (Illinois Power Company Project) (the "Series A IDFA Bonds"), (ii) $45,000,000 aggregate principal amount of Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series B (Illinois Power Company Project) (the "Series B IDFA Bonds"), and
(iii) $35,000,000 aggregate principal amount of Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series C (Illinois Power Company Project) (the "Series C IDFA Bonds") (the Series A IDFA Bonds, Series B IDFA Bonds and Series C IDFA Bonds shall collectively be referred to as the "Related IDFA Bonds") and to lend the proceeds of the issuance of the Related IDFA Bonds to the Company pursuant to three separate Loan Agreements each dated as of April 1, 1997 (individually as from time to time amended or modified a "Loan Agreement" and collectively the "Loan Agreements"), to assist the Company in refunding on or about June 1, 1997 the Prior Bonds; and

     WHEREAS, the Series A IDFA Bonds, Series B IDFA Bonds and Series C IDFA Bonds will be issued by IDFA pursuant to three separate Indentures of Trust (as from time to time amended or modified, the "IDFA Series A Indenture," the "IDFA Series B Indenture" and the "IDFA Series C Indenture," respectively), each dated as of April 1, 1997 between IDFA and Harris Trust and Savings Bank as Trustee under each such Indenture (together with any successor in such capacity the "IDFA Indenture Trustee");

     WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by Supplemental Indentures thereto bearing the following dates, respectively, the New Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

      Date of                 Identification of Series         Called
   Supplemental               ------------------------         ------
     Indenture
   ------------
February 15, 1993             8% Series due 2023         Bonds of the 2023
                                                         Series
March 15, 1993                6-1/8% Series due 2000     Bonds of the 2000
                                                         Series
March 15, 1993                6-3/4% Series due 2005     Bonds of the 2005
                                                         Series
July 15, 1993                 7-1/2% Series due 2025     Bonds of the 2025
                                                         Series
August 1, 1993                6-1/2% Series due 2003     Bonds of the 2003
                                                         Series
October 15, 1993              5-5/8% Series due 2000     Bonds of the
                                                         Second 2000 Series
November 1, 1993              Pollution Control Series M Bonds of the
                                                         Pollution Control
                                                         Series M
November 1, 1993              Pollution Control Series N Bonds of the
                                                         Pollution Control
                                                         Series N
November 1, 1993              Pollution Control Series O Bonds of the
                                                         Pollution Control
                                                         Series O

and

     WHEREAS, the Company desires to create three new series of Bonds to be issued under the Indenture to be known as New Mortgage
Bonds, Pollution Control Series P (the "Pollution Control Series P
Bonds"), New Mortgage Bonds, Pollution Control Series Q (the
"Pollution Control Series Q Bonds") and New Mortgage Bonds, Pollution Control Series R (the "Pollution Control Series R Bonds") to secure its obligations under the Loan Agreements; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                              ARTICLE I.

           DESCRIPTION OF POLLUTION CONTROL SERIES P BONDS.

     SECTION 1. The Company hereby creates a new series of Bonds to be known as "Pollution Control Series P Bonds." The Pollution Control Series P Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified. The Pollution Control Series P Bonds shall be issued only to the IDFA Indenture Trustee as security for the Company's obligations under the Loan Agreement relating to the Series A IDFA Bonds. The Company shall not cause any Pollution Control Series P Bonds to be paid or deemed to be paid prior to the payment of the Series A IDFA Bonds.

     The Pollution Control Series P Bonds shall be dated as provided in Section 3.03 of Article Three of the Indenture. The Pollution
Control Series P Bonds shall mature at the same time as the Series A IDFA Bonds, and shall not bear interest.

     SECTION 2. The Pollution Control Series P Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                        [FORM OF FACE OF BOND)

                        ILLINOIS POWER COMPANY
        (Incorporated under the laws of the State of Illinois)

             NEW MORTGAGE BOND, POLLUTION CONTROL SERIES P

No. ________                                                $80,500,000

     ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Harris Trust and Savings Bank, as Trustee (the "IDFA Indenture Trustee") under the Indenture of Trust relating to the Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series A (the "Series
A IDFA Bonds"), between the Illinois Development Finance Authority ("IDFA") and the IDFA Indenture Trustee (the "IDFA Series A Indenture"), or registered assigns, the principal sum of $80,500,000 on the date that the Series A IDFA Bonds mature, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts. This Bond shall not bear interest. The principal of this Bond is payable at the agency of the Company in the City of Chicago, Illinois.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated __________, 1997             ILLINOIS POWER COMPANY,


                                   By ______________________________
                                        Authorized Executive Officer

ATTEST:


_________________________________
     Authorized Executive Officer

           [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Supplemental
Indenture dated as of April 1, 1997.

                                   HARRIS TRUST AND SAVINGS BANK,

                                                         Trustee,


                                   By ______________________________

                                        Authorized Signatory


                       [FORM OF REVERSE OF BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the "New Mortgage Bonds, Pollution Control Series P" (the "Pollution Control Series P Bonds") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the Supplemental Indenture dated as of April 1, 1997 (the "Supplemental Indenture of April 1, 1997"), between the Company and the Trustee, supplemental to the Indenture.

     This Pollution Control Series P Bond shall not bear interest.

     This Pollution Control Series P Bond is subject to redemption in accordance with the terms of Section 3 of Article I in the Supplemental Indenture of April 1, 1997.

     In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

     SECTION 3. The Pollution Control Series P Bonds shall be redeemed in whole whenever the Trustee receives a written notice from the trustee under the IDFA Series A Indenture stating that the principal of any bonds then outstanding under the IDFA Series A Indenture has been declared to be immediately due and payable pursuant to the provision of Section 902 thereof. Such redemption shall be on any date not more than one (1) business day after the receipt of such notice from the trustee under the IDFA Series A Indenture. Any such redemption shall be at the redemption price of 100% of the principal amount of the Bonds to be redeemed, together with accrued interest to the date selected for redemption. A demand from the trustee under the IDFA Series A Indenture shall be executed on behalf of such trustee by its President or a Vice President or a Trust Officer and shall be deemed received by the Trustee when delivered at its corporate trust office in Chicago, Illinois. The Trustee may conclusively rely as to the truth of the statements contained therein upon any such demand.

     Subject to the provisions of the Indenture, notice of redemption of Pollution Control Series P Bonds shall be sent by the Company by certified mail, postage prepaid, not later than the date fixed for redemption to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holders receive such notice, but failure to give notice by mail, or any defect in such notice, to the holder of any such Bonds designated for redemption shall not affect the validity of the redemption of any other such Bond.


                              ARTICLE II.

           DESCRIPTION OF POLLUTION CONTROL SERIES Q BONDS.

     All of the words of Article I of this Supplemental Indenture are by this reference incorporated in this Article II except:

     (a) The words "New Mortgage Bond, Pollution Control Series P" and "New Mortgage Bonds, Pollution Control Series P" are changed wherever they appear to "New Mortgage Bond, Pollution Control Series Q" and "New Mortgage Bonds, Pollution Control Series Q," respectively;

     (b) The words "Pollution Control Series P Bond" and "Pollution Control Series P Bonds" are changed wherever they appear to "Pollution Control Series Q Bond" and "Pollution Control Series Q Bonds," respectively;

     (c) The words "Article I" are changed wherever they appear to "Article II";

     (d) The words "Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series A (Illinois Power Company Project)" are changed wherever they appear to "Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series B (Illinois Power Company Project)";

     (e) The words "IDFA Series A Indenture" are changed wherever they appear to "IDFA Series B Indenture"; and

     (f) The amount of $80,500,000 is changed wherever it appears to $51,750,000.


                             ARTICLE III.
           DESCRIPTION OF POLLUTION CONTROL SERIES R BONDS.

     All of the words of Article I of this Supplemental Indenture are by this reference incorporated in this Article III except:

     (a) The words "New Mortgage Bond, Pollution Control Series P" and "New Mortgage Bonds, Pollution Control Series P" are changed wherever they appear to "New Mortgage Bond, Pollution Control Series R" and "New Mortgage Bonds, Pollution Control Series R," respectively;

     (b) The words "Pollution Control Series P Bond" and "Pollution Control Series P Bonds" are changed wherever they appear to "Pollution Control Series R Bond" and "Pollution Control Series R Bonds," respectively;

     (c) The words "Article I" are changed wherever they appear to "Article III";

     (d) The words "Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series A (Illinois Power Company Project)" are changed wherever they appear to "Adjustable Rate Pollution Control Revenue Refunding Bonds, 1997 Series C (Illinois Power Company Project)";

     (e) The words "IDFA Series A Indenture" are changed wherever they appear to "IDFA Series C Indenture"; and

     (f) The amount of $80,500,000 is changed wherever it appears to $40,250,000.


                              ARTICLE IV.

              ISSUE OF POLLUTION CONTROL SERIES P BONDS,
POLLUTION CONTROL SERIES Q BONDS AND POLLUTION CONTROL SERIES R BONDS.

     SECTION 1. The Company hereby exercises the right to obtain the authentication of $172,500,000 principal amount of Bonds pursuant to the terms of Section 4.02 of the Indenture. Of such Bonds, $80,500,000 shall be Pollution Control Series P Bonds, $51,750,000 shall be Pollution Control Series Q Bonds and $40,250,000 shall be Pollution Control Series R Bonds.

     SECTION 2. Such Pollution Control Series P Bonds, Pollution
Control Series Q Bonds and Pollution Control Series R Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.


                              ARTICLE V.

                             THE TRUSTEE.

     The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                              ARTICLE VI.

                       MISCELLANEOUS PROVISIONS.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Illinois Power Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of April, 1997.

                                   ILLINOIS POWER COMPANY


                                   By   /s/ Larry F. Altenbaumer
                                      ------------------------------
                                        Larry F. Altenbaumer
                                        Senior Vice President and
                                        Chief Financial Officer

(CORPORATE SEAL)

ATTEST:

/s/ Leah Manning Stetzner
--------------------------------
Leah Manning Stetzner
Vice President, General Counsel
and Corporate Secretary


                                  HARRIS TRUST AND SAVINGS BANK,
                                        Trustee


                                   By   /s/ J. Bartolini
                                      ------------------------------
                                        J. Bartolini
                                        Vice President
(CORPORATE SEAL)


ATTEST:

/s/ D. G. Donovan
--------------------------------
D. G. Donovan
Assistant Secretary